Exhibit 99.(7)(e)

AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT, dated December 20, 2010 (this “Amendment”), is between General Moly, Inc., a Delaware corporation, (the “Company”), and Hanlong (USA) Mining Investment, Inc., a Delaware corporation, (“Purchaser”). Capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Agreement, as defined below.

RECITALS

A.            The Company and Purchaser are parties to the Securities Purchase Agreement, dated March 4, 2010 (as amended by Amendment No. 1 to Securities Purchase Agreement, dated July 30, 2010, Amendment No. 2 and Waiver to Securities Purchase Agreement, dated October 26, 2010, and as further amended, restated or replaced, the “Agreement”); and

B.            The parties desire to fix certain cross-reference errors in the Agreement.

Accordingly, in consideration of the mutual covenants contained in this Amendment, the parties intending to be legally bound agree as follows.

AGREEMENT

1.             Section 7.1(b)(iv) of the Agreement is hereby amended by deleting “Exhibit B” and replacing it with “Schedule 2”.

2.             Section 7.1(b)(vii) of the Agreement is hereby amended by deleting “7.1(c)(i) and (ii)” and replacing it with “7.1(b)(i) and (ii)”.

3.             Section 7.1(c)(ix) of the Agreement is hereby amended by deleting “7.1(b)(i) and (ii)” and replacing it with “7.1(c)(i) and (ii)”.

4.             Section 7.2(b)(vi) of the Agreement is hereby amended by deleting “7.1 (c)(i) and (ii)” and replacing it with “7.2(b)(i) and (ii)”.

5.             Section 7.2(c)(viii) of the Agreement is hereby amended by deleting “7.1(b)(i) and (ii)” and replacing it with “7.2(c)(i) and (ii)”.

6.             Article IX of the Agreement is hereby incorporated by reference into this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first above written.

GENERAL MOLY, INC.

		By:	/s/ BRUCE D. HANSEN

		Name:	Bruce D. Hansen

		Title:	Chief Executive Officer

HANLONG (USA) MINING INVESTMENT, INC.

By:	/s/ HUI XIAO

Name:	Hui Xiao

Title:	President